UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Commission File No.: 0-12122

December 14, 2012
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 028 8574 5593
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director; Election of Director

Effective on December 14, 2012, Dr. Kang Sun and Mr. Elliot Maza each resigned from his position as a member of the Board of Directors of Apollo Solar Energy, Inc. (the “Company”).  Neither Dr. Sun’s nor Mr. Maza’s resignation occurred because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 17, 2012 the Board of Directors elected Professor Yijun Li to serve as a member of the Board of Directors.  Since 2008 Professor Li, age 55, has been employed as a Professor in the Department of Management Information Systems at the Harbin Institute of Technology.  From 1994 to 2008, Professor Li served as Dean of the Management School, Harbin Institute of Technology. Professor Li was a visiting scholar at the University of Cologne, Germany in 1996, and a visiting scholar at the University of Hawaii, US in 2003. Professor Li has served as Chairman of various academic and professional associations in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

December 19, 2012	By:	/s/ Jingong Pan
Name: Jingong Pan
Title: Chief Executive Officer